SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _______)
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐            Preliminary Proxy Statement
☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☒            Definitive Additional Materials
☐            Soliciting Material Pursuant to § 240.14a-12

HORIZON BANCORP
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒            No fee required.
☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☐            Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Horizon Bancorp

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet • Go to www.investorvote.com/HBNC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Shareholder Meeting Notice	1234 5678 9012 345
Important Notice Regarding the Availability of Proxy Materials for the
Horizon Bancorp 2016 Annual Shareholder Meeting to be Held on May 5, 2016, 10:00 a.m. (local time)

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice and Proxy Statement, Annual Report and Form of Proxy are available at:

www.investorvote.com/HBNC

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/HBNC.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 24, 2016 to facilitate timely delivery.

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Shareholder Meeting Notice

Horizon Bancorp’s 2016 Annual Meeting of Shareholders will be held on Thursday, May 5, at 10:00 a.m. local time (registration will begin at 9:30 a.m.), at Orak Shrine Center, 3848 Frontage Road, Michigan City, Indiana. If you need directions to attend the meeting in person, please call (219) 874-9272 and we will provide directions to you.

The Board recommends a vote FOR all director nominees and FOR Proposals 2, 3 and 4:

1.	Election of Directors: To elect four directors to serve three-year terms expiring in 2019.

2.	Amendment of the Articles of Incorporation to Increase the Number of Common Shares: To consider and approve an amendment to the Articles of Incorporation of Horizon Bancorp to increase the number of authorized Common Shares from 22,500,000 to 44,000,000 Common Shares.

3.	Advisory Vote to Approve Executive Compensation: To vote on a non-binding advisory proposal to approve the compensation of the executive officers described in the Proxy Statement.

4.	Ratification of Independent Auditors: To ratify the appointment of BKD, LLP, as independent auditors for 2016.

5.	Other Business: To transact such other business as may properly come before the meeting or any adjournment of the meeting.

EXERCISE YOUR RIGHT TO VOTE. YOUR VOTE IS IMPORTANT.
THIS IS NOT A BALLOT.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

IMPORTANT Unless you request a copy of the proxy materials as described below, you will not otherwise receive either a paper copy or an email copy.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

●    Internet – Go to www.investorvote.com/HBNC. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
●    Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
●    Email – Send email to investorvote@computershare.com with “Proxy Materials Horizon Bancorp” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 24, 2016.